Exhibit 99.1

Fibrocell and Intrexon Announce Allowance to Commence Phase I/II Trial for FCX-007
for the Treatment of Recessive Dystrophic Epidermolysis Bullosa (RDEB)

- Phase I/II Clinical Trial to Begin in Second Quarter of 2016 -

EXTON, PA and GERMANTOWN, MD - April 18, 2016 - Fibrocell Science, Inc., (NASDAQ:FCSC), an autologous cell and gene therapy company focused on developing transformational therapies for diseases affecting the skin, connective tissue and joints, and Intrexon Corporation (NYSE:XON), a leader in synthetic biology, today announced that Fibrocell received allowance from the U.S. Food and Drug Administration (FDA) to initiate a Phase I/II clinical trial for FCX-007 in adults. FCX-007 is Fibrocell’s lead orphan gene-therapy product candidate for the treatment of recessive dystrophic epidermolysis bullosa (RDEB).

“We are pleased that the FDA has allowed us to proceed with the Phase I/II trial for our personalized gene-therapy product candidate, FCX-007, in adults,” said David Pernock, Chairman and Chief Executive Officer of Fibrocell. “Achieving this important milestone advances FCX-007 one step closer to becoming the first therapy to treat the underlying cause of RDEB, offering hope to the patients and families who suffer from this devastating and painful disease.”

Fibrocell expects to initiate the open label, Phase I/II clinical trial in the second quarter of 2016. The primary objective of this trial will be to evaluate the safety of FCX-007 in RDEB subjects. Additionally, the trial will evaluate type VII collagen expression and the presence of anchoring fibrils resulting from FCX-007, as well evidence of wound healing. Six adult subjects are expected to be treated with FCX-007 in the Phase I portion of the trial and six pediatric subjects in the Phase II portion of the trial. Prior to conducting studies on pediatric subjects, Fibrocell is required to obtain allowance from the FDA and submit evidence of FCX-007 activity in adult subjects and final data from its ongoing toxicology study.

“Through FCX-007 gene therapy, we believe there is significant potential to address the unmet needs of patients with RDEB and greatly improve their quality of life,” stated Samuel Broder, M.D., Senior Vice President and Head of Intrexon’s Health Sector. “The promise of FCX-007 goes beyond palliative care, and we look forward to working with Fibrocell in moving this treatment into the clinic.”

About FCX-007

FCX-007 is Fibrocell's novel gene-therapy product candidate for the treatment of recessive dystrophic epidermolysis bullosa (RDEB), a congenital and progressive orphan skin disease caused by the deficiency of the protein type VII collagen (COL7). FCX-007 is a genetically-modified autologous fibroblast that encodes COL7 and is being developed in collaboration with Intrexon. By genetically modifying autologous fibroblasts, ex vivo, to produce COL7, culturing them and then treating blisters and wounds locally via injection, FCX-007 offers the potential to address the underlying cause of the disease by providing high levels of COL7 directly to the affected areas, thereby avoiding systemic treatment.

About Recessive Dystrophic Epidermolysis Bullosa (RDEB)

Recessive dystrophic epidermolysis bullosa (RDEB) is the most severe form of dystrophic epidermolysis bullosa (DEB), a congenital, progressive, devastatingly painful and debilitating genetic disorder that often leads to death. RDEB is caused by a mutation of the COL7A1 gene, the gene which encodes for type VII collagen, a protein that forms anchoring fibrils. Anchoring fibrils hold together the layers of skin, and without them, skin layers separate causing severe blistering, open wounds and scarring in response to any kind of friction, including normal daily activities like rubbing or scratching. Children who inherit the condition are often called "butterfly children" because their skin is as fragile as a butterfly's wings. We estimate there are approximately 1,100 - 2,500 RDEB patients in the U.S. Currently, treatments for RDEB address only the sequelae, including daily bandaging, hydrogel dressings, antibiotics, feeding tubes and surgeries.

About Fibrocell

Fibrocell is an autologous cell and gene therapy company translating personalized biologics into medical breakthroughs. Fibrocell’s most advanced product candidate, azficel-T, uses its proprietary autologous fibroblast technology and is in a Phase II clinical trial for the treatment of vocal cord scarring resulting in chronic or severe dysphonia. In collaboration with Intrexon Corporation (NYSE:XON), a leader in synthetic biology, Fibrocell is also developing gene therapies for diseases affecting the skin, connective tissue and joints using genetically-modified autologous fibroblasts. Fibrocell recently received allowance from the FDA to initiate a Phase I/II clinical trial of FCX-007 in adult subjects, and expects to initiate the Phase I portion of the trial in the second quarter of 2016. FCX-007 is Fibrocell’s lead gene-therapy product candidate for the treatment of recessive dystrophic epidermolysis bullosa (RDEB). Fibrocell is in pre-clinical development of FCX-013, its gene-therapy product candidate for the treatment of linear scleroderma. In addition, Fibrocell and Intrexon are in collaboration to develop a gene therapy for the treatment of arthritis. For more information, visit www.fibrocell.com or follow us on Twitter at @Fibrocell.

About Intrexon Corporation

Intrexon Corporation (NYSE:XON) is Powering the Bioindustrial Revolution with Better DNA™ to create biologically-based products that improve the quality of life and the health of the planet. The Company's integrated technology suite provides its partners across diverse markets with industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com or follow us on Twitter at @Intrexon.

Fibrocell Trademarks

Fibrocell™ and Fibrocell Science® are trademarks of Fibrocell Science, Inc. and/or its affiliates. All other names may be trademarks of their respective owners.

Intrexon Trademarks

Intrexon, Powering the Bioindustrial Revolution with Better DNA, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Fibrocell Forward-Looking Statements

This press release contains, and our officers and representatives may from time to time make, statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: the initiation, design and timing of our clinical trials of FCX-007 for the treatment of RDEB; the potential advantages of our product candidates; and other statements regarding our future operations, financial performance and financial position, prospects, strategies, objectives and other future events.

Forward-looking statements are based upon management’s current expectations, intentions and beliefs and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and events to differ materially and adversely from those indicated herein including, among others: our ability to obtain additional capital to fund our operations; FDA allowance to treat pediatric subjects in the Phase II portion of our Phase I/II clinical trial of FCX-007; uncertainties relating to the initiation and completion of clinical trials; whether clinical trial results will validate and support the safety and efficacy of our product candidates; varying interpretation of clinical and non-clinical data; our ability to maintain our collaboration with Intrexon Corporation; and the risks, uncertainties and other factors discussed under the caption “Item 1A. Risk Factors” in our most recent Form 10-K filings. As a result, you are cautioned not to place undue reliance on any forward-looking statements. While we may update certain forward-looking statements from time to time, we specifically disclaim any obligation to do so, whether as a result of new information, future developments or otherwise.

Intrexon Forward-Looking Statements

Some of the statements made in this press release are forward-looking statements.  These forward-looking statements are based upon our current expectations and projections about future events and generally relate to our plans, objectives and expectations for the development of our business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release.

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Fibrocell Investor Relations Contact:
John Woolford
Westwicke Partners
443.213.0506
john.woolford@westwicke.com

Fibrocell Media Relations Contact:
Michael Parks
484.356.7105
michael@pitch360inc.com

Intrexon Investor Relations Contact:
Christopher Basta
Intrexon
Vice President, Investor Relations
Tel: +1 (561) 410-7052
investors@intrexon.com